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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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                Date of report (Date of earliest event reported):

                                 AUGUST 6, 1999


                           GOLF TRUST OF AMERICA, INC.
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             (Exact name of registrant as specified in its charter)


          Maryland                 000-22091                 33-0724736
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(State or Other Jurisdiction      (Commission             (I.R.S. Employer
     of Incorporation)            File Number)         Identification Number)


                  14 North Adger's Wharf, Charleston, SC 29401
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               (Address of principal executive offices) (Zip Code)


                                 (843) 723-4653
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              (Registrant's telephone number, including area code)


                                 not applicable
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         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

         ADOPTION OF SHAREHOLDER RIGHTS PLAN

                  On August 6, 1999, the Board of Directors of Golf Trust of America, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock to stockholders of record at the close of business on September 6, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), at a Purchase Price of $75.00, subject to adjustment. The description and terms of the Rights are set forth in a Shareholder Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

                  Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on September 6, 2009, unless earlier redeemed or exchanged by the Company as described below.

                  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

                  On the Distribution Date, proper provision will be made by the Company in order to provide each holder (other than the Company) of partnership units in Golf Trust of America, L.P., a Delaware limited partnership, or any downREIT partnership the Company may form with such number of Rights, represented by Right Certificates, as would have been issued to such holder had such holder exchanged such holder's partnership units for Common Shares pursuant


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to the terms and conditions of the applicable partnership agreement prior to the
Distribution Date. Except for such unitholders and except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                  In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be at a price which is fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms (a "`Qualified Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. The Exercise Price is the Purchase Price times the number of shares of Common Stock associated with each Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or an affiliate or associate thereof will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                  For example, at an exercise price of $75 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $150 worth of Common Stock (or other consideration, as noted above) for $75. Assuming that the Common Stock had a per share value of $25 at such time, the holder of each valid Right would be entitled to purchase 6 shares of Common Stock for $75.

                  In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company's assets or cash flow is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company (or in certain circumstances, its parent) having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "`Triggering Events."

                  At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) per Right (subject to adjustment).

                  At any time until ten business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable


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in cash, Common Stock or other consideration deemed appropriate by the Board of Directors); provided, however, that no director may vote for such redemption unless such director either (a) is a Continuing Director or (b) has been a member of the Board of Directors for at least 180 days. A "Continuing Director" is any member of the Board of Directors of the Company (while such person is a member of the Board) who (i) is not an Acquiring Person, or an affiliate or associate of an Acquiring Person, or a representative of an Acquiring Person or of any such affiliate or associate, and (ii) either (A) was a member of the Board of Directors prior to the time any person became an Acquiring Person, or (B) became a member of the Board of Directors subsequent to the time any person became an Acquiring Person, if such member's nomination for election, or re-election, to the Board was recommended, or approved, by a majority of the Continuing Directors then in office.. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

                  Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.

                   A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  EXHIBITS

                  The following exhibits are part of this current report on Form 8-K and are numbered in accordance with Item 601 of Regulation S-K.


Exhibit No.     Description
-----------     ---------------------------------------------------------------
3.1             Articles Supplementary relating to the Series B Junior
                Participating Preferred Stock, as filed with the State
                Department of Assessments and Taxation of the State of Maryland
                on August 27, 1999.


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4.1             Rights Agreement between the Company and ChaseMellon Shareholder
                Services LLC, dated August 24, 1998, as Rights Agent.

4.2             Form of Rights Certificate (included as Exhibit B to the Rights
                Agreement filed as Exhibit 4.1).

4.3 Form of Common Stock certificate (including the legend specified in the Rights Agreement) for all shares issued on or after September 6, 1998.

99.1 Press Release issued by the Company on August 12, 1999 announcing the adoption of the shareholder rights plan.

99.2            Letter from the Company to its Stockholders, dated August 24,
                1999 announcing the adoption of the shareholder rights plan.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       GOLF TRUST OF AMERICA, INC.
                                               (Registrant)


Date:  August 30, 1999                 By:      /s/ W. Bradley Blair II
                                            -----------------------------------
                                                W. Bradley Blair, II
                                                President and Chief Executive
                                                Officer


                                  EXHIBIT INDEX

                  Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.


Exhibit No.     Description
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
3.1             Articles Supplementary relating to the Series B Junior
                Participating Preferred Stock, as filed with the State
                Department of Assessments and Taxation of the State of Maryland
                on August 27, 1999.

4.1             Rights Agreement between the Company and ChaseMellon Shareholder
                Services LLC, dated August 24, 1998, as Rights Agent.


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4.2             Form of Rights Certificate (included as Exhibit B to the Rights
                Agreement filed as Exhibit 4.1).

4.3 Form of Common Stock certificate (including the legend specified in the Rights Agreement) for all shares issued on or after September 6, 1998.

99.1 Press Release issued by the Company on August 12, 1999 announcing the adoption of the shareholder rights plan.

99.2            Letter from the Company to its Stockholders, dated August 24,
                1999 announcing the adoption of the shareholder rights plan.



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